EXHIBIT 99.2

SUNNY TASTE GROUP INC

UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

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To: The Board of Directors and Stockholders of

Sunny Taste Group Inc.

Report of Independent Registered Public Accounting Firm

Results of Review of Interim Financial Information

We have reviewed the condensed balance sheet of Sunny Taste Group Inc. (the “Company”) as of September 30, 2018, and the related condensed statements of operations and comprehensive income for the nine-month period ended September 30, 2018 and 2017, and condensed statements of cash flows for the nine-month periods then ended, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of December 31, 2017, and the related statements of operations, comprehensive income (loss), retained earnings, and cash flows for the year then ended (not presented herein); and in our report dated December 26, 2018, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2017, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived. Our opinion indicated that there was substantial doubt the Company may continue as a going concern, as of the date of this report, that doubt still exists.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.

Certified Public Accountants

San Mateo, California

December 26, 2018

We have served as the Company’s auditor since 2018.

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Sunny Taste Group Inc.

Unaudited Condensed Balance Sheets

As of September 30, 2018 and December 31, 2017

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$15,902	$155,244
Accounts receivable	3,234	2,437
Other receivables and other current assets	23,946	436,152
Inventory	679,567	589,868
Advances and prepayments to suppliers	140,800	38,461
Prepaid expenses, taxes	141,267	83,690
Related party receivable	18,784	798,780
Total current assets	1,023,500	2,104,812

Non-current assets
Property, plant and equipment, net	866,205	772,365
Construction in progress, net	4,097,861	3,568,666
Intangible assets	2,408,072	2,501,094
Deposits	4,361	4,440
Total Assets	$8,399,999	$8,951,377

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Short term bank loans	290,731	728,466
Accounts payable	933,267	521,396
Taxes payable	31,548	8,833
Accrued liabilities and other payables	107,271	429,645
Customer deposits	17,716	28,828
Related party payable	15,952,252	13,092,286
Total current liabilities	17,332,785	14,809,454

Total Liabilities	17,332,785	14,809,454

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Paid in capital	3,268,862	3,268,861
Accumulated deficit	(12,494,728)	(9,139,338)
Accumulated other comprehensive loss	293,080	12,400
Total (Deficit) Equity	(8,932,786)	(5,858,077)

Total Liabilities and (Deficit) Equity	$8,399,999	$8,951,377

See Accompanying Notes to the Financial Statements

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Sunny Taste Group Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the nine months ended September 30, 2018 and 2017

	2018	2017

Net revenues	$818,242	$85,682
Cost of revenues	655,459	81,839
Gross loss	162,783	3,843

Operating expenses:
Selling and marketing expenses	330,576	103,980
General and administrative expenses	2,963,147	4,357,318
Total operating expenses	3,293,723	4,461,298

Operating loss	(3,130,940)	(4,457,455)

Other income (expenses):
Interest income	26	-
Interest expense	(38,188)	(84,825)
Other income	468	25,106
Other expenses	(186,755)	(21,286)
Total other income and (expenses)	(224,449)	(81,005)

Loss before taxes from operations	(3,355,389)	(4,538,460)

Provision for income taxes	-	-

Net loss	$(3,355,389)	$(4,538,460)

Other comprehensive income:
Foreign currency translation income	280,680	136,229
Comprehensive loss	$(3,074,709)	$(4,402,231)

See Accompanying Notes to the Financial Statements

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Sunny Taste Group Inc.

Consolidated Statements of Cash Flows

For the nine months ended September 30, 2018 and 2017

	2018	2017
Cash flows from operating activities

Net loss	$(3,355,389)	$(4,538,460)
Amortization	51,064	50,581
Depreciation	138,280	38,564
Decrease in accounts and other receivables	426,388	1,153,867
Increase in inventory	(105,906)	(170,421)
Increase in prepayments and other current assets	(171,076)	965,318
Increase/(decrease) in payables and other current liabilities	125,448	1,263,231
Net cash provided by (used in) operating activities	(2,891,191)	(1,237,320)

Cash flows from investing activities
Purchase of plant and equipment and construction in progress	(878,491)	(2,562,896)
Payments for security deposits	-	(4,573)
Net cash used in investing activities	(878,491)	(2,567,469)

Cash flows from financing activities
Proceeds from injection of capital by owners
Repayment of borrowings	(448,730)	(17,952)
Changes in related party balances, net	4,075,127	4,350,537
Net cash provided by financing activities	$3,626,397	$4,332,585

Net increase of cash and cash equivalents	(143,285)	527,796

Effect of foreign currency translation on cash and cash equivalents	3,943	(11,581)

Cash and cash equivalents–beginning of year	155,244	35,064

Cash and cash equivalents–end of year	$15,902	551,279

Supplementary cash flow information:
Interest received	$26	$-
Interest paid	$38,188	$84,825
Income taxes paid	$-	$-

See Accompanying Notes to the Financial Statements

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Sunny Taste Group Inc.

Notes to Financial Statements

1. Organization and Principal Activities

Sunny Taste Group Inc. (the “Company” or “STGI”) is a limited company incorporated in the British Virgin Islands on August 24, 2017. The Company is an investment holding company. Its primary business activities are conducted through its wholly owned subsidiaries in the Hubei province in the People’s Republic of China (“PRC”). The Company primarily grows and sells a variety of agricultural products to local customers.

Sunny Taste International Development Co., Ltd. (“STID”) is a limited company incorporated in the British Virgin Islands on August 24, 2017. It is wholly owned subsidiary of STGI.

Sunny Taste (Hong Kong) Co., Limited (“STHK”) was incorporated on September 2, 2016 in Hong Kong with limited liability. It is a wholly owned subsidiary of STID.

On November 1, 2017 Jingmen Wingspread Agriculture Company Limited (“JWAC”) was incorporated as wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of STHK.

Hubei Chenyuhui Agriculture Technology Company Limited (“HCAT”) was incorporated on October 30, 2012. It was acquired by JWAC on or about March 30, 2018; accordingly, HCAT became a wholly owned subsidiary of JWAC.

On April 28, 2017, HCAT registered Hubei Hongxintai Agriculture Company Limited. (“HHXT”) as a branch office.

2. Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

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Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0% to 10%. The estimated useful lives of the plant and equipment are as follows:

Landscaping, plant and tree	1-3 years
Machinery and equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Intangible assets

Intangible assets are carried at cost less accumulated amortization. Amortization is provided over their useful lives, using the straight-line method. The estimated useful lives of the intangible assets are as follows:

Land use rights	20-40 years
Software licenses	5-10 years
Trademarks	20-40 years

Construction in progress and prepayments for equipment

Construction in progress and prepayments for equipment represent direct and indirect acquisition and construction costs for plants, and costs of acquisition and installation of related equipment. Amounts classified as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Depreciation is not provided for assets classified in this account.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

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Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company's the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

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Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued guidance which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, determined in Step 1. The Company is currently evaluating the impact on the financial statements of this guidance.

In January 2017, the FASB amended the existing accounting standards for business combinations. The amendments clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The Company is currently evaluating the impact on the financial statements of this guidance.

In November 2016, the FASB issued guidance, which addresses the presentation of restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In October 2016, the FASB issued guidance, which amends the existing accounting for Intra-Entity Transfers of Assets Other Than Inventory. The guidance requires an entity to recognize the income tax consequences of intra-entity transfers, other than inventory, when the transfer occurs The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash receipts and cash payments on the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In June 2016, the FASB issued guidance, which requires credit losses on financial assets measured at amortized cost basis to be presented at the net amount expected to be collected, not based on incurred losses. Further, credit losses on available-for-sale debt securities should be recorded through an allowance for credit losses limited to the amount by which fair value is below amortized cost. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In February 2016, the FASB issued guidance, which amends the existing accounting standards for leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification. Under the new guidance, a lessee will be required to recognize assets and liabilities for all leases with lease terms of more than twelve months. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The updated guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

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3. Going Concern

The accompanying financial statements have been prepared on a going-concern basis. The going-concern basis assumes that assets will be realized and liabilities will be settled in the ordinary course of business in the amounts disclosed in the financial statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. For the nine months ended September 30, 2017, the Company incurred a substantial loss of $3,355,389. As of September 30, 2018, the Company had a working capital deficit of approximately $16,309,285. These conditions raise substantial doubt as to whether the Company may continue as a going concern. This substantial doubt also existed at December 31, 2017.

To improve its solvency, the Company is working to obtain new working capital through private placements of its common stock or convertible debt securities to qualified investors and loans from related parties.

4. Plant and Equipment

	9/30/2018	12/31/2017
At Cost:
Machinery and equipment	$445,500	$354,722
Vehicle	250,199	199,216
Building	128,503	102,318
Furniture and fixtures	285,966	231,248
	$1,110,168	$887,504

Less: Accumulated depreciation	(243,963)	(115,139)

	$866,205	$722,365

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $138,280 and $38,654, respectively.

5. Intangible Assets

	9/30/2018	12/31/2017
At Cost:
Land use rights	2,531,791	2,578,041
Software licenses	5,819	5,819
Trademark	4,527	4,527
	$2,542,137	$2,588,387

Less: Accumulated depreciation	(134,065)	(87,293)

	$2,408,072	$2,501,094

Amortization expense for the nine months ended September 30, 2018 and 2017 was $51,064 and $50,581, respectively.

6. Bank Loans

The Company had outstanding short-term loans with following financial institutions as detailed in the table below:

Lender	Due Date	Interest rate	2017	2016
Bank of Communications – Jinmen Branch	3/16/2018	10.50%	$290,731	426,270
Bank of Communications – Jinmen Branch	3/30/2017	6.09%	-	-
Duodao Baoshang Rural Bank	12/15/2017	12.60%	-	302,196
Duodao Baoshang Rural Bank	12/15/2016	10.50%	-	-
			$290,731	$728,466

The loans from Bank of Communications by were guaranteed by Hubei Jinzhuan Guarantee Corporation Limited. The loan is in due on demand as it is past due.

The loans from from Duodao Baosheng Bank was guaranteed by Jingmen Small Business Guarantee Corporation Limited; Cheung Wa pledged land owned by her to Jingmen Small Business Guarantee Corporation Limited as a credit enhancement. The loan for $302,196 was past due as December 31, 2017 and is due on demand.

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7. Related Party Transactions

At September 30, 2018 and December 31, 2017, the Company lent funds to the following related parties; these loans were unsecured and non-interest bearing.

Entity	9/30/2018	12/31/2017	Relationship
Jinmen Xintai Vegetable Cultivation Professional Cooperative	$802	$3,006	Common Control
Shayang Yutai Cultivation Professional Cooperative	-	1,939	Common Control
Jinmen Yutai Agricultural Technology Corporation	-	696,424	Common Control
Jinmen Zhanghe Yuhe Fishery Professional Cooperative	-	94,064	Common Control
Hubei Chenyuhui Property Co., Ltd.	-	688	Common Control
Hubei Xinxiaoqin E-commerce Co., Ltd.	-	768	Common Control
Desheng Chen	-	815	Relative to CEO
Feifei Yang	-	348	Relative to CEO
Xiangyi Yang	-	422	Relative to CEO
Hubei Chenyuhui Retail Store	301	306	Common Control
Jinmen Xinxin Culutural Development Co., Ltd.	17,681	-	Common Control
	$18,784	$798,780

At September 30, 2018 and December 31, 2017, the Company owed funds to the following related parties; except for the balance owed to Jinmen Xintai Asset Management Co., Ltd, these advances were unsecured and non-interest bearing and due on demand:

Entity	9/30/2018	12/31/2017	Relationship
Jinmen Xintai Vegetable Cultivation Professional Cooperative	$3,047	$1,111,819	Common Control
Xintai Health Lifestyle Store	17,169	37,625	Common Control
Jinmen Quntai Agriculture Technology Corporation	9,923	99,315	Common Control
Jinmen Wanfuji Food Co., Ltd.	178	181	Common Control
Jinmen Shanzhiwei Chuqin Livestock Professional Cooperative	286	946	Common Control
Cheung Wa	15,921,032	10,550,145	Chief Executive Officer
Desheng Chen	-	1,037,958	Relative to CEO
Zhangzi Yu	-	109,475	Relative to CEO
Xiangyi Yang	-	143,188	Relative to CEO
Lin Zhang	617	1,634	Relative to CEO
	$15,952,252	$13,092,286

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8. Income Taxes

The Company’s primary operations are located in the PRC. The corporate income tax rate in the PRC is 25%.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the nine months ended September 30, 2018 and 2017:

	2018	2017
Loss attributed to PRC operations	$(3,302,332)	$(4,486,151)
Loss before tax	(3,302,332)	(4,486,151)

PRC Statutory Tax at 25% Rate	825,583	1,121,538
Non-deductible expenses and reconciling items	(825,583)	(1,121,538)
Effect of tax holidays on other entities	-	-
Income tax	$-	$-

9. Commitments

The Company enters into land lease with rural townships for its plantations to grow agricultural products. The contracts are entered into and paid on a year to year basis. The Company does have any non-cancelable lease agreements.

10. Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The company is subject to interest rate risk when short term loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Environmental risks

The Company has procured environmental licenses required by the PRC government. The Company has both a water treatment facility for water used in its production process and secure transportation to remove waste off site. In the event of an accident, the Company has purchased insurance to cover potential damage to employees, equipment, and local environment.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

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11. Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from September 30, 2018 through the date the financial statements were available to be issued and has determined that there are not any material subsequent events that require disclosure.

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